TURNER, WARREN, HWANG & C0NRAD
                      ACCOUNTANCY CORPORATION
                  100 NORTH FIRST STREET SUITE 202
                     BURBANK, CALIFORNIA 991502


 GARY W TURNER, CPA                                            (818) 955-9537
 JUDITH M WARREN, CPA                                          (562) 435-2826
 WALTER Y HWANG, CPA
 DAVID A CONRAD, CPA                                       FAX (818) 955-8416





 To whom it may concern:

 We hereby consent to the inclusion of our Independent Auditor's Report for the fiscal year ended September 30, 1996 of Ministry Partners Corporation in this Registration Statement on Form SB-2 and to the reference to our Firm under the caption "Experts" in the Prospectus which is a part of such Registration Statement.

 /s/ Turner, Warren, Hwang & Conrad

 TURNER, WARREN, HWANG & CONRAD
 ACCOUNTANCY CORPORATION

 Burbank, California
 November 26, 1997